SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2002

AMERICAN PHARMACEUTICAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-31781 (Commission File Number)	68-0389419 (I.R.S. Employer Identification No.)

11777 San Vicente Boulevard, Suite 550, Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

(310) 826-8505

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS.

On July 26, 2002, American Pharmaceutical Partners, Inc. (NASDAQ: APPX) entered into a stock purchase agreement with Premier Purchasing Partners, L.P. whereby American Pharmaceutical Partners, Inc. agreed to purchase 2,914,593 shares of its common stock held by Premier Purchasing Partners, L.P. for an aggregate purchase price of $29,757,994.53. Under the stock purchase agreement, the aforesaid purchase of shares took effect on July 29, 2002.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description

99.1	Stock Purchase Agreement between American Pharmaceutical Partners, Inc. and Premier Purchasing Partners, L.P. dated July 26, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PHARMACEUTICAL PARTNERS, INC.

By:	/s/ PATRICK SOON-SHIONG
Patrick Soon-Shiong President and Chief Executive Officer Date: July 30, 2002